UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

LAWSON PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8770 W. Bryn Mawr Ave., Suite 900, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

(773) 304-5050

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.00 par value	LAWS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on December 29, 2021, Lawson Products, Inc., a Delaware corporation (“Lawson”), entered into:

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an Agreement and Plan of Merger (the “TestEquity Merger Agreement”) by and among (i) LKCM TE Investors, LLC, a Delaware limited liability company (the “TestEquity Equityholder”), (ii) TestEquity Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the TestEquity Equityholder (“TestEquity”), (iii) Lawson and (iv) Tide Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Lawson (“Merger Sub 1”), pursuant to the terms and subject to the conditions of which the parties agreed, among other things, that Merger Sub 1 would merge with and into TestEquity, with TestEquity surviving the merger as a wholly-owned subsidiary of Lawson (the “TestEquity Merger”); and

•

an Agreement and Plan of Merger (the “Gexpro Services Merger Agreement” and, together with the TestEquity Merger Agreement, the “Merger Agreements”) by and among (i) 301 HW Opus Investors, LLC, a Delaware limited liability company (the “Gexpro Services Stockholder”), (ii) 301 HW Opus Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Gexpro Services Stockholder (“Gexpro Services”), (iii) Lawson and (iv) Gulf Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Lawson (“Merger Sub 2”), pursuant to the terms and subject to the conditions of which the parties agreed, among other things, that Merger Sub 2 would merge with and into Gexpro Services, with Gexpro Services surviving the merger as a wholly-owned subsidiary of Lawson (the “Gexpro Services Merger” and, together with the TestEquity Merger, the “Mergers”).

Item 1.01	Entry into a Material Definitive Agreement.

Registration Rights Agreement

On April 1, 2022 (the “Closing Date”), in connection with the consummation of the Mergers, Lawson, the TestEquity Equityholder and the Gexpro Services Stockholder entered into a Registration Rights Agreement, dated as of April 1, 2022 (the “Registration Rights Agreement”), pursuant to which, among other things, Lawson agreed to register for resale, subject to the terms and conditions set forth therein, any and all Registrable Securities.

“Registrable Securities” means any and all (i) shares of common stock, par value $1.00 per share, of Lawson (“Common Stock”) beneficially owned by the Demand Shareholders (as defined below) and (ii) other equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. “Demand Shareholders” means the TestEquity Equityholder, the Gexpro Services Stockholder and their respective transferees that become parties to the Registration Rights Agreement pursuant to the terms set forth in the Registration Rights Agreement.

The Registration Rights Agreement provides that, subject to the terms and conditions thereof, and subject to the availability of Form S-3 to Lawson, any Demand Shareholder may require Lawson to file one or more Form S-3 registration statements, providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale, from time to time, of an amount of Registrable Securities then held by such Demand Shareholders that equals or is greater than the Registrable Amount. “Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $5 million (based on the anticipated offering price (as reasonably determined in good faith by Lawson)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities beneficially owned by the applicable Demand Shareholders; provided, that such lesser amount shall have an aggregate value of at least $2 million (based on the anticipated offering price (as reasonably determined in good faith by Lawson)), without regard to any underwriting discount or commission.

The Registration Rights Agreement also provides that, if Lawson is ineligible under law to register Registrable Securities on a registration statement on Form S-3 or is so eligible but has failed to comply with its obligations described in the prior paragraph, any Demand Shareholders will be entitled to make no more than four (4) written requests of Lawson for registration under Securities Act of an amount of Registrable Securities then held by such requested Demand Shareholders that equals or is greater than the Registrable Amount. In addition, the Registration Rights Agreement entitles the Demand Shareholders, subject to the terms and conditions set forth therein, to certain “piggyback” registration rights in connection with other registrations by Lawson of any shares of Common Stock under the Securities Act, subject to certain exceptions.

The Registration Rights Agreement provides that any particular securities constituting Registrable Securities will cease to be Registrable Securities when they (i) have been effectively registered or qualified for sale by prospectus filed under the Securities Act and disposed of in accordance with the registration statement covering such securities, or (ii) may be sold pursuant to Rule 144 under the Securities Act without regard to volume limitations or other restrictions on transfer thereunder. The Registration Rights Agreement also provides that the registration rights granted thereunder will terminate, as to any holder of Registrable Securities, on the earlier to occur of (a) the date on which all Registrable Securities held by such holder have been disposed of, or (b) the date on which all Registrable Securities held by such holder may be sold without registration in compliance with Rule 144 without regard to volume limitations or other restrictions on transfer thereunder.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.1 hereto and hereby incorporated herein by reference.

The information contained in the Introductory Note and the “Certain Relationships, Affiliations and Ownership Interests” subsection of Item 2.01 of this Current Report on Form 8-K is hereby incorporated into this Item 1.01 by reference.

Amended and Restated Credit Agreement

On the Closing Date, Lawson and certain of its subsidiaries entered into an Amended and Restated Credit Agreement, dated as of April 1, 2022 (the “Amended and Restated Credit Agreement”), by and among Lawson, certain subsidiaries of Lawson as borrowers or guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Pursuant to the Amended and Restated Credit Agreement, Lawson’s existing Credit Agreement, dated as of October 11, 2019, as amended prior to the Closing Date, by and among Lawson, certain subsidiaries of Lawson, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, was amended and restated in its entirety.

The Amended and Restated Credit Agreement provides for (i) a $200 million senior secured revolving credit facility, with a $25 million letter of credit subfacility and a $10 million swingline loan subfacility, (ii) a $250 million senior secured initial term loan facility and (iii) a $50 million senior secured delayed draw term loan facility. In addition, the Amended and Restated Credit Agreement permits Lawson to increase the commitments under the Amended and Restated Credit Agreement from time to time by up to $200 million in the aggregate, subject to, among other things, the receipt of additional commitments from existing and/or new lenders and pro forma compliance with the financial covenants in the Amended and Restated Credit Agreement. The revolving credit facility is available to be drawn in U.S. dollars, Canadian dollars and any other additional currencies that may be agreed.

As of the Closing Date, there were approximately $250 million of initial term loan facility loans outstanding and approximately $86 million of revolving credit facility loans outstanding under the Amended and Restated Credit Agreement. These borrowings were used, among other things, to repay certain existing indebtedness of TestEquity and Gexpro Services and their respective subsidiaries and to pay fees and expenses in connection with the Mergers and the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement requires that the proceeds of any revolving credit facility loans be used for working capital and general corporate purposes (including without limitation permitted acquisitions). The Amended and Restated Credit Facility requires that the proceeds of any delayed draw term loan facility be used solely to finance the payment of consideration for (i) the potential acquisition by TestEquity of a certain business that had been previously identified to Lawson as a potential acquisition candidate by TestEquity prior to the date of the TestEquity Merger Agreement and (ii) other acquisitions permitted under the Amended and Restated Credit Agreement, and for any fees, costs and expenses incurred in connection therewith.

The loans under the Amended and Restated Credit Agreement bear interest, at Lawson’s option, at a rate equal to (i) the Alternate Base Rate or the Canadian Prime Rate (each as defined in the Amended and Restated Credit Agreement), plus, in each case, an additional margin ranging from 0.0% to 1.75% per annum, depending on the total net leverage ratio of Lawson and its restricted subsidiaries as of the most recent determination date under the Amended and Restated Credit Agreement or (ii) the Adjusted Term SOFR Rate or the CDOR Rate (each as defined in the Amended and Restated Credit Agreement), plus, in each case, an additional margin ranging from 1.0% to 2.75% per annum, depending on the total net leverage ratio of Lawson and its restricted subsidiaries as of the most recent determination date under the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement further provides that the additional margin for the period from the Closing Date until Lawson’s delivery of its financial statements and compliance certificate for the first full quarter ending after the Closing Date shall be 1.5% per annum for Alternate Base Rate or Canadian Prime Rate loans and 2.5% per annum for all other loans.

Certain closing fees, arrangement fees, administration fees, commitment fees and letter of credit fees are payable to the lenders and the agents under the Amended and Restated Credit Agreement, including a commitment fee on the daily unused amount of the revolving credit facility that will accrue at a rate ranging from 0.15% to 0.35% per annum, depending on the total net leverage ratio of Lawson and its restricted subsidiaries as of the most recent determination date under the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement further provides that such commitment fee for the period from the Closing Date until Lawson’s delivery of its financial statements and compliance certificate for the first full quarter ending after the Closing Date shall accrue at a rate of 0.3% per annum.

In addition, the delayed draw term loan facility shall accrue a ticking fee at a rate ranging from 0.15% to 0.35% per annum, depending on the total net leverage ratio of Lawson and its restricted subsidiaries as of the most recent determination date under the Amended and Restated Credit Agreement, which ticking fee shall be payable during the period from the Closing Date to the date on which the lenders’ delayed draw term loan facility commitments terminate. The Amended and Restated Credit Agreement further provides that the ticking fee for the period from the Closing Date until Lawson’s delivery of its financial statements and compliance certificate for the first full quarter after the Closing Date shall accrue at a rate of 0.3% per annum.

Each of the loans under the Amended and Restated Credit Agreement mature on April 1, 2027, at which time all outstanding loans, together with all accrued and unpaid interest, must be repaid and the revolving credit facility commitments will terminate. In addition, the lenders’ commitments under the delayed draw term loan facility expire on October 1, 2022, and no additional delayed draw term loans may be made on or after such date. Lawson is required to repay principal on the term loans each quarter in the following amounts (subject to potential adjustment): (1) $3,125,000, in the case of the initial term loan facility, and (ii) an amount equal to 1.25% of the funded delayed draw term loan facility, in the case of the delayed draw term loan facility. Lawson is also required to prepay the term loans with the net cash proceeds from any disposition of certain assets (subject to reinvestment rights) or from the incurrence of any unpermitted debt. Lawson may borrow, repay and reborrow the revolving loans until April 1, 2027, prepay any of the term loans, and terminate any of the commitments, in whole or in part, at any time without premium or penalty, subject to certain conditions and the reimbursement of certain lender costs in the case of prepayments of certain types of loans.

Subject to certain exceptions as set forth in the Amended and Restated Credit Agreement, the obligations of Lawson and its U.S. subsidiaries under the Amended and Restated Credit Agreement are guaranteed by Lawson and certain of Lawson’s U.S. subsidiaries and the obligations of each of Lawson’s Canadian subsidiaries under the Amended and Restated Credit Agreement are guaranteed by Lawson and certain of its U.S. and Canadian subsidiaries.

Subject to certain exceptions as set forth in the Amended and Restated Credit Agreement, the obligations under the Amended and Restated Credit Agreement are secured by a first priority security interest in and lien on substantially all assets of Lawson, each other borrower and each guarantor.

The Amended and Restated Credit Agreement contains various affirmative covenants. The Amended and Restated Credit Agreement also contains various covenants restricting (in each case, subject to certain exceptions as set forth in the Amended and Restated Credit Agreement) the ability of Lawson and its restricted subsidiaries to: (i) dispose of assets; (ii) incur additional indebtedness, issue preferred stock and guarantee obligations; (iii) prepay other indebtedness; (iv) make certain restricted payments, including the payment of dividends; (v) create liens on assets or agree to restrictions on the creation of liens on assets; (vi) make investments, loans or advances; (vii) restrict dividends and distributions from subsidiaries; (viii) engage in mergers or consolidations; (ix) engage in certain transactions with affiliates; (x) amend the terms of any organizational documents or material indebtedness; (xi) change lines of business; or (xii) make certain accounting changes. The Amended and Restated Credit Agreement also includes financial maintenance covenants requiring Lawson to maintain compliance with a consolidated minimum interest coverage ratio and a maximum total net leverage ratio, each determined in accordance with the terms of the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement contains various events of default (subject to exceptions, thresholds and grace periods as set forth in the Amended and Restated Credit Agreement), including, without limitation: (i) nonpayment of principal or interest; (ii) failure to perform or observe covenants; (iii) inaccuracy or breaches of representations and warranties; (iv) cross-defaults with certain other indebtedness; (v) certain bankruptcy related events; (vi) impairment of security interests in collateral; (vii) invalidity of guarantees; (viii) material judgments; (ix) certain ERISA matters; and (x) certain change of control events. Under certain circumstances, a default interest rate will apply on all obligations at a rate equal to 2.0% per annum above the applicable interest rate.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, which is filed as Exhibit 10.2 hereto and hereby incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Completion of the TestEquity Merger

On the Closing Date, the TestEquity Merger was consummated pursuant to the TestEquity Merger Agreement. In accordance with the TestEquity Merger Agreement, Merger Sub 1 merged with and into TestEquity, with TestEquity surviving as a wholly-owned subsidiary of Lawson. TestEquity is a distributor of parts and services to the industrial, commercial, institutional and governmental electronics manufacturing and test and measurement market. TestEquity operates through three brands, TestEquity, Jensen Tools and Techni-Tool.

In accordance with and under the terms of the TestEquity Merger Agreement, in connection with the closing of the TestEquity Merger on the Closing Date, Lawson: (i) issued to the TestEquity Equityholder 3,300,000 shares of Common Stock, (ii) on behalf of TestEquity, paid certain indebtedness of TestEquity and (iii) on behalf of TestEquity, paid certain transaction expenses of TestEquity.

The TestEquity Merger Agreement provides that an additional 700,000 shares of Common Stock (the “TestEquity Holdback Shares”) (which were not issued at the closing of the TestEquity Merger) shall be held by Lawson until released to the TestEquity Equityholder or forfeited in accordance with the earnout provisions of the TestEquity Merger Agreement summarized below:

First Earnout Opportunity

The TestEquity Merger Agreement provides that, in the event that the TestEquity Equityholder or any of its affiliates proposes to enter into any definitive agreements with respect to an acquisition by TestEquity of a business that has been previously identified to a special committee of the Lawson board of directors (the “Special Committee”) as a potential acquisition candidate by TestEquity prior to the date of the TestEquity Merger Agreement (the “TestEquity Acquisition”), the entry into such definitive agreements shall be subject to approval by the Special Committee. The TestEquity Merger Agreement also provides that nothing in the earnout provisions shall obligate the Special Committee to approve the TestEquity Acquisition if the Special Committee determines that such TestEquity Acquisition is not in the best interests of Lawson or its stockholders, or would reasonably be expected to be inconsistent with their fiduciary duties.

The TestEquity Merger Agreement provides that the amount (if any) of TestEquity Holdback Shares to be issued and delivered to the TestEquity Equityholder in respect of TestEquity Accretion (the “TestEquity Released Shares”) shall be equal to the TestEquity Holdback Release Formula, as finally determined in accordance with the terms of the TestEquity Merger Agreement. The calculation of TestEquity Accretion and the components used in calculating TestEquity Accretion, as well as the calculation of the TestEquity Released Shares to be issued and delivered to the TestEquity Equityholder calculated using the TestEquity Holdback Release Formula, shall be based solely upon the TestEquity Acquisition if consummated during the period beginning after December 29, 2021 and ending 90 days after the closing of the TestEquity Merger. The “TestEquity Holdback Release Formula” shall mean such amount of shares of Common Stock calculated by dividing (i) the amount of TestEquity Accretion (as finally determined pursuant to the TestEquity Merger Agreement) by (ii) $48.0476; provided that the TestEquity Holdback Release Formula shall not be a number of shares of Common Stock in excess of the total TestEquity Holdback Shares.

“TestEquity Accretion” means (i) 13.17 minus the TestEquity Acquisition Multiple, multiplied by (ii) the TestEquity Approved EBITDA.

“TestEquity Acquisition Multiple” means the aggregate purchase price paid or potentially payable (which shall include, in the case of any contingent consideration potentially payable in connection with the TestEquity Acquisition, the maximum amount of such contingent consideration that is potentially payable) with respect to the TestEquity Acquisition that is consummated during the period beginning after December 29, 2021 and ending 90 days after the closing date of the TestEquity Merger as contemplated by the definitive agreement relating to the TestEquity Acquisition divided by the TestEquity Approved EBITDA.

“TestEquity Approved EBITDA” means the TestEquity Acquired Business EBITDA as of the date on which the TestEquity Acquisition is consummated, as such TestEquity Approved EBITDA shall have been approved pursuant to the terms of the TestEquity Merger Agreement.

“TestEquity Acquired Business EBITDA” means, for the 12-month period ending on the last day of the most recent month prior to the date the acquisition of TestEquity Acquired Business is consummated, the EBITDA of the TestEquity Acquired Business during such period.

“TestEquity Acquired Business” means the entity or business TestEquity directly or indirectly acquires in the TestEquity Acquisition that is consummated during the period beginning after December 29, 2021 and ending 90 days after the closing date of the TestEquity Merger.

“EBITDA” means, with respect to the relevant period and without duplication, the net income from operations of the applicable business during such period, before the subtraction of any interest expense, taxes based on income and profits, depreciation or amortization, and (i) adding the amount of one-time non-recurring expenses, cost and expense savings and other documented synergies, and one-time operating costs associated with investments approved by the Special Committee or the Lawson board of directors, and (ii) adjusting for the pro-forma effect of acquisitions, in all cases (i) and (ii), as such adjustments are applied with consistent methodologies and treatment between periods.

As of the Closing Date, TestEquity had not completed the acquisition of the business, or entered into a definitive agreement in respect of the acquisition of the business, that, if consummated during the period beginning after December 29, 2021 and ending 90 days after the closing of the TestEquity Merger, would potentially entitle the TestEquity Equityholder under the terms of the TestEquity Merger Agreement to receive some or all of the 700,000 TestEquity Holdback Shares in accordance with the first earnout mechanism in the TestEquity Merger Agreement described in this subsection entitled “Completion of the TestEquity Merger – First Earnout Opportunity.”

Second Earnout Opportunity

The TestEquity Merger Agreement provides that if, following the final determination of TestEquity Accretion and TestEquity Released Shares in accordance with the TestEquity Merger Agreement, there remain any TestEquity Holdback Shares, there will be a second earnout opportunity with respect to such remaining TestEquity Holdback Shares. Under the second earnout opportunity, Lawson shall issue and deliver to the TestEquity Equityholder an amount of any such remaining TestEquity Holdback Shares calculated by multiplying the Trading EBITDA Multiple by the TestEquity EBITDA Delta, less the amount of the purchase price for any acquisition whose EBITDA is included in TestEquity EBITDA, divided by the 2022 Average Lawson Stock Price; provided that such amount shall not be a number of shares of Common Stock in excess of the total remaining TestEquity Holdback Shares.

“2022 Average Lawson Stock Price” means the volume weighted average price of shares of Common Stock measured over the 30-day calendar period immediately prior to and including December 31, 2022, as reported on Page VWAP of the Bloomberg Financial Markets Information Service.

“Trading EBITDA Multiple” means a number equal to (a) (i) Lawson’s issued and outstanding shares of Common Stock as of December 31, 2022, multiplied by the 2022 Average Lawson Stock Price, plus (ii) Lawson’s indebtedness for borrowed money as of December 31, 2022, minus (iii) Lawson’s cash balance as of December 31, 2022, divided by (b) Lawson’s EBITDA for the fiscal year ended December 31, 2022.

“TestEquity EBITDA Delta” means an amount equal to the increase, if any, in TestEquity EBITDA for its 2022 fiscal year (calendar year 2022) over TestEquity EBITDA for its 2021 fiscal year (calendar year 2021).

“TestEquity EBITDA” means, with respect to the relevant period, EBITDA of TestEquity, less any TestEquity Approved EBITDA (but not subtracting, for the avoidance of doubt, any EBITDA from acquisitions approved by the Special Committee or Lawson board of directors that are not the TestEquity Acquisition).

The foregoing description of the TestEquity Merger and the TestEquity Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the TestEquity Merger Agreement, which was filed as Exhibit 2.1 to Lawson’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 4, 2022 and which is hereby incorporated herein by reference.

Completion of the Gexpro Services Merger

On the Closing Date, the Gexpro Services Merger was consummated pursuant to the Gexpro Services Merger Agreement. In accordance with the Gexpro Services Merger Agreement, Merger Sub 2 merged with and into Gexpro Services, with Gexpro Services surviving as a wholly-owned subsidiary of Lawson. Gexpro Services is a provider of supply chain solutions, specializing in developing and implementing Vendor Managed Inventory (VMI) and kitting programs to high-specification manufacturing customers. Gexpro Services provides critical products and services to customers throughout the lifecycle of highly technical Original Equipment Manufacturer (OEM) products.

In accordance with and under the terms of the Gexpro Services Merger Agreement, in connection with the closing of the Gexpro Services Merger on the Closing Date, Lawson: (i) issued to the Gexpro Services Stockholder 7,000,000 shares of Common Stock, (ii) on behalf of Gexpro Services, paid certain indebtedness of Gexpro Services and (iii) on behalf of Gexpro Services, paid certain specified transaction expenses of Gexpro Services.

The Gexpro Services Merger Agreement provides that an additional 1,000,000 shares of Common Stock (the “Gexpro Services Holdback Shares”) (which were not issued at the closing of the Gexpro Services Merger) shall be held by Lawson until released to the Gexpro Services Stockholder or forfeited in accordance with the earnout provisions of the Gexpro Services Merger Agreement summarized below:

First Earnout Opportunity

The Gexpro Services Merger Agreement provides that, in the event that the Gexpro Services Stockholder or any of its affiliates proposes to enter into any definitive agreements with respect to an acquisition by Gexpro

Services of any one or more of three companies that have been previously identified to the Special Committee as potential acquisition candidates by Gexpro Services prior to the date of the Gexpro Services Merger Agreement (the “Gexpro Services Acquisitions”), the entry into such definitive agreements shall be subject to approval by the Special Committee. The Gexpro Services Merger Agreement also provides that nothing in the earnout provisions shall obligate the Special Committee to approve of any Gexpro Services Acquisition if the Special Committee determines that such Gexpro Services Acquisition is not in the best interests of Lawson or its stockholders, or would reasonably be expected to be inconsistent with their fiduciary duties.

The Gexpro Services Merger Agreement provides that the amount (if any) of Gexpro Services Holdback Shares to be issued and delivered to the Gexpro Services Stockholder in respect of Gexpro Services Accretion (the “Gexpro Services Released Shares”) shall be equal to the Gexpro Services Holdback Release Formula, as finally determined in accordance with the terms of the Gexpro Services Merger Agreement. The calculation of Gexpro Services Accretion and the components used in calculating Gexpro Services Accretion, as well as the calculation of the Gexpro Services Released Shares to be issued and delivered to the Gexpro Services Stockholder calculated using the Gexpro Services Holdback Release Formula, shall be based solely upon Gexpro Services Acquisitions consummated during the period beginning after December 29, 2021 and ending 90 days after the closing of the Gexpro Services Merger. The “Gexpro Services Holdback Release Formula” shall mean such amount of shares of Common Stock calculated by dividing (i) the amount of Gexpro Services Accretion (as finally determined pursuant to the Gexpro Services Merger Agreement) by (ii) $48.0476; provided that the Gexpro Services Holdback Release Formula shall not be a number of shares of Common Stock in excess of the total Gexpro Services Holdback Shares.

“Gexpro Services Accretion” means (i) 13.17 minus the Gexpro Services Acquisition Multiple, multiplied by (ii) the aggregate Gexpro Services Approved EBITDA for the Gexpro Services Acquired Businesses.

“Gexpro Services Acquisition Multiple” means the aggregate purchase price paid or potentially payable (which shall include, in the case of any contingent consideration potentially payable in connection with the Gexpro Services Acquisitions, the maximum amount of such contingent consideration that is potentially payable) with respect to all of the Gexpro Services Acquisitions that are consummated during the period beginning after December 29, 2021 and ending 90 days after the closing date of the Gexpro Services Merger as contemplated by the definitive agreements relating to such Gexpro Services Acquisitions divided by the Gexpro Services Approved EBITDA.

“Gexpro Services Approved EBITDA” means, with respect to each Gexpro Services Acquired Business, the Gexpro Services Acquired Business EBITDA as of the date on which the Gexpro Services Acquisition with respect to such Gexpro Services Acquired Business is consummated, as such Gexpro Services Approved EBITDA shall have been approved pursuant to the terms of the Gexpro Services Merger Agreement.

“Gexpro Services Acquired Businesses” means the entities or businesses Gexpro Services directly or indirectly acquires in the Gexpro Services Acquisitions that are consummated during the period beginning after December 29, 2021 and ending 90 days after the closing date of the Gexpro Services Merger.

“Gexpro Services Acquired Business EBITDA” means, with respect to each Gexpro Services Acquired Business, for the 12-month period ending on the last day of the most recent month prior to the date the acquisition of the applicable Gexpro Services Acquired Business is consummated, the EBITDA of the applicable Gexpro Services Acquired Business during such period.

“EBITDA” has the meaning as defined above.

As of the Closing Date, Gexpro Services had completed the acquisition of two of three companies, but had not completed the acquisition of the other company (or entered into a definitive agreement in respect of the acquisition of such other company), that, if consummated during the period beginning after December 29, 2021 and ending 90 days after the closing of the Gexpro Services Merger, would potentially entitle the Gexpro Services Stockholder under the terms of the Gexpro Services Merger Agreement to receive some or all of the 1,000,000 Gexpro Services Holdback Shares in accordance with the first earnout mechanism in the Gexpro Services Merger Agreement described in this subsection entitled “Completion of the Gexpro Services Merger – First Earnout Opportunity.” As of the date of this Current Report on Form 8-K, neither the amount of shares of Common Stock issuable based on the Gexpro Services Holdback Release Formula nor the amount of Gexpro Services Accretion has been finally determined pursuant to the Gexpro Services Merger Agreement.

Second Earnout Opportunity

The Gexpro Services Merger Agreement provides that if, following the final determination of Gexpro Services Accretion and Gexpro Services Released Shares in accordance with the Gexpro Services Merger Agreement, there remain any Gexpro Services Holdback Shares, there will be a second earnout opportunity with respect to such remaining Gexpro Services Holdback Shares. Under the second earnout opportunity, Lawson shall issue and deliver to the Gexpro Services Stockholder an amount of any such remaining Gexpro Services Holdback Shares calculated by multiplying the Trading EBITDA Multiple by the Gexpro Services EBITDA Delta, less the amount of the purchase price for any acquisition whose EBITDA is included in Gexpro Services EBITDA, divided by the 2022 Average Lawson Stock Price; provided that such amount shall not be a number of shares of Common Stock in excess of the total remaining Gexpro Services Holdback Shares.

“2022 Average Lawson Stock Price” has the meaning as defined above.

“Trading EBITDA Multiple” has the meaning as defined above.

“Gexpro Services EBITDA Delta” means an amount equal to the increase, if any, in Gexpro Services EBITDA for its 2022 fiscal year (calendar year 2022) over Gexpro Services EBITDA for its 2021 fiscal year (calendar year 2021).

“Gexpro Services EBITDA” means, with respect to the relevant period, EBITDA of Gexpro Services, less any Gexpro Services Approved EBITDA (but not subtracting, for the avoidance of doubt, any EBITDA from acquisitions approved by the Special Committee or Lawson board of directors that are not Gexpro Services Acquisitions).

The foregoing description of the Gexpro Services Merger and the Gexpro Services Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Gexpro Services Merger Agreement, which was filed as Exhibit 2.2 to Lawson’s Current Report on Form 8-K filed with the SEC on January 4, 2022 and which is hereby incorporated herein by reference.

Certain Relationships, Affiliations and Ownership Interests

As of the Closing Date, entities affiliated with Luther King Capital Management Corporation (“LKCM”) and J. Bryan King (the Chairman of the Lawson board of directors), including private investment partnerships for which LKCM serves as investment manager, beneficially owned a majority of the ownership interests in the TestEquity Equityholder (which in turn owned all of the outstanding equity interests of TestEquity as of immediately prior to the completion of the TestEquity Merger). As of the Closing Date, Mr. King was a director of the TestEquity Equityholder. In addition, as of the Closing Date, Mark F. Moon (a member of the Lawson board of directors) was a director of, and held a direct or indirect equity interest in, the TestEquity Equityholder.

As of the Closing Date, entities affiliated with LKCM and Mr. King, including private investment partnerships for which LKCM serves as investment manager, beneficially owned a majority of the ownership interests in the Gexpro Services Stockholder (which in turn owned all of the outstanding stock of Gexpro Services as of immediately prior to the completion of the Gexpro Services Merger).

As of the day immediately preceding the Closing Date, entities affiliated with LKCM and Mr. King beneficially owned approximately 48% of the shares of Common Stock outstanding as of the day immediately preceding the Closing Date.

As a result of and after the consummation of the Mergers, entities affiliated with LKCM and J. Bryan King (the Chairman of the Lawson board of directors) beneficially owned in the aggregate approximately 14,640,000 shares of Common Stock as of the Closing Date, which shares represented approximately 75% of the shares of

Common Stock outstanding as of the Closing Date after giving effect to the issuance of shares as of the Closing Date in connection with the consummation of the Mergers. Such aggregate share amount does not include any of the up to 700,000 additional shares of Common Stock or any of the up to 1,000,000 additional shares of Common Stock potentially issuable to the TestEquity Equityholder and the Gexpro Services Stockholder, respectively, in accordance with the earnout provisions of the TestEquity Merger Agreement and the Gexpro Services Merger Agreement, respectively, summarized above.

Additional Matters

In connection with the consummation of the Mergers, (i) Lawson, the TestEquity Equityholder and the Gexpro Services Stockholder entered into the Registration Rights Agreement and (ii) Lawson and various other parties entered into the Amended and Restated Credit Agreement.

The information contained in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Amended and Restated Credit Agreement is hereby incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The shares of Common Stock issued in connection with the completion of the Mergers were not registered under the Securities Act. Such shares were issued in reliance on an exemption from such registration requirements contained in Section 4(a)(2) of the Securities Act.

Any issuance of shares of Common Stock pursuant to the earnout provisions of the Merger Agreements will not be registered under the Securities Act. Such shares will be issued in reliance on an exemption from such registration requirements contained in Section 4(a)(2) of the Securities Act.

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.02 by reference.

Item 5.01	Changes in Control of Registrant.

The information contained in the Introductory Note, Item 1.01 (with respect to the Registration Rights Agreement) and Item 2.01 of this Current Report on Form 8-K is hereby incorporated into this Item 5.01 by reference.

Item 8.01	Other Events.

On April 1, 2022, Lawson issued a press release announcing the consummation of the Mergers and execution of the Amended and Restated Credit Agreement. The press release is filed as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Lawson intends to file the financial statements of TestEquity and Gexpro Services required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K or otherwise not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

Lawson intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K or otherwise not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Exhibit Description

2.1*	Agreement and Plan of Merger, dated as of December 29, 2021, by and among LKCM TE Investors, LLC, TestEquity Acquisition, LLC, Lawson Products, Inc. and Tide Sub, LLC (incorporated herein by reference to Exhibit 2.1 to Lawson’s Current Report on Form 8-K filed January 4, 2022).

2.2*	Agreement and Plan of Merger, dated as of December 29, 2021, by and among 301 HW Opus Investors, LLC, 301 HW Opus Holdings, Inc., Lawson Products, Inc. and Gulf Sub, Inc. (incorporated herein by reference to Exhibit 2.2 to Lawson’s Current Report on Form 8-K filed January 4, 2022).

10.1	Registration Rights Agreement, dated as of April 1, 2022, by and among Lawson Products, Inc., 301 HW Opus Investors, LLC and LKCM TE Investors, LLC.

10.2*	Amended and Restated Credit Agreement, dated as of April 1, 2022, by and among Lawson Products, Inc., the subsidiaries of Lawson Products, Inc. party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release issued by Lawson on April 1, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and/or similar attachments omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission. Lawson agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC or its staff upon request.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. The terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. Lawson can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and Lawson cautions readers not to place undue reliance on such statements, which speak only as of the date made. Lawson undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise, unless otherwise required by law. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Certain risks associated with Lawson’s business are also discussed from time to time in the reports Lawson files with the SEC, including Lawson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Lawson’s Quarterly Reports on Form 10-Q and Lawson’s Current Reports on Form 8-K. In addition, the following factors, among others, could cause actual outcomes and results to differ materially from those discussed in the forward-looking statements:

•	whether or not the terms of the earnout provisions in either of the Merger Agreements will be satisfied such that Lawson would be required to issue additional shares of Common Stock thereunder;

•	unanticipated difficulties or expenditures relating to the Mergers;

•	the risk that stockholder litigation in connection with the Mergers may result in significant costs of defense, indemnification and liability; and

•	any problems arising in combining the businesses of Lawson, TestEquity and Gexpro Services, which may result in the combined company not operating as effectively and efficiently as expected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Date: April 4, 2022	By:	/s/ Ronald J. Knutson
	Name:	Ronald J. Knutson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer